EXHIBIT 99.4
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BMCA                                                   NEWS
Building Materials                 1361 Alps Road, Wayne, NJ 07470  973 628-3000
Corp. of America
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FOR IMMEDIATE RELEASE

FOR MORE INFORMATION, CONTACT BUILDING MATERIALS CORPORATION OF AMERICA AT 973-317-5960



            BMCA ACQUISITION SUB INC. ACCEPTS 90.7% OF ELKCORP SHARES

February 22, 2007 - Building Materials Corporation of America ("BMCA"), North America's largest roofing manufacturer, which operates under the name GAF Materials Corporation, today announced that ElkCorp stockholders have tendered approximately 17,301,147 shares of ElkCorp common stock at a price of $43.50 cash per share, pursuant to the tender offer commenced by BMCA Acquisition Sub Inc., an indirect wholly-owned subsidiary of BMCA ("Purchaser"), which, when added to the shares beneficially owned by Purchaser and its affiliates, represents approximately 90.7% of the outstanding shares of ElkCorp. Purchaser has accepted for payment and paid for all tendered shares.

Purchaser now has control of ElkCorp and, pursuant to the terms of the Merger Agreement, has designated four representatives to serve on ElkCorp's board of directors, replacing the ElkCorp board members who have resigned and giving Purchaser majority board representation. Three of the previous ElkCorp board members will remain on the ElkCorp board until the merger between the companies is completed.

The initial offering period of Purchaser's tender offer expired at 12:00 Midnight, New York City time, on Wednesday, February 21, 2007. Purchaser expects to complete the second-step merger on or prior to March 29, 2007. All remaining outstanding ElkCorp shares, other than those held by stockholders who properly perfect appraisal rights under Delaware law, will be converted in the merger into the right to receive $43.50 per share in cash. Following the merger, ElkCorp will be a wholly-owned subsidiary of BMCA Acquisition Inc.

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BMCA INFORMATION
Building Materials Corporation of America, which operates under the name of GAF Materials Corporation, is an indirect subsidiary of G-I Holdings Inc. With annual sales in 2006 approximating $2.0 billion, BMCA is North America's largest manufacturer of residential and commercial roofing products and specialty building products.

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THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN
OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL SHARES OF ELKCORP COMMON STOCK. THE TENDER OFFER IS BEING MADE ONLY PURSUANT TO THE AMENDED AND RESTATED OFFER TO PURCHASE, AMENDED AND RESTATED LETTER OF TRANSMITTAL AND RELATED MATERIALS THAT BMCA ACQUISITION SUB INC. HAS DISTRIBUTED TO ELKCORP'S STOCKHOLDERS AND HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS SHOULD READ CAREFULLY THE AMENDED AND RESTATED OFFER TO PURCHASE, AMENDED AND RESTATED LETTER OF TRANSMITTAL AND RELATED MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS
TO, THE TENDER OFFER. STOCKHOLDERS MAY OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT ON SCHEDULE TO, THE AMENDED AND RESTATED OFFER TO PURCHASE, AMENDED
AND RESTATED LETTER OF TRANSMITTAL AND OTHER DOCUMENTS THAT BMCA ACQUISITION SUB INC. HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE COMMISSION'S WEBSITE AT WWW.SEC.GOV. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.

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FORWARD-LOOKING STATEMENTS

This release contains some forward-looking statements as defined by the federal securities laws which are based on our current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.






















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